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                                                                      Exhibit 23



                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Independent Bank Corp.:

We consent to the incorporation by reference in the registration statements (Nos. 33-60293, 333-04259, 333-27169, 333-31107, and 333-82998) on Form S-8 of
Independent Bank Corp. of our report dated February 5, 2004, with respect to the consolidated balance sheets of Independent Bank Corp. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity, comprehensive income and cash flows for the years then ended, which report appears in the December 31, 2003, annual report on Form 10-K of Independent Bank Corp. Our report refers to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," and SFAS No. 147, "Acquisitions of Certain Financial Institutions."

                                                                    /s/ KPMG LLP

Boston, Massachusetts
February 24, 2004